                                                                   EXHIBIT 10.38

                                 PROMISSORY NOTE

$200,000.00                                                  Fort Myers, Florida
                                                             February 8, 1993

         FOR VALUE RECEIVED, KATIN, DOSORETZ, RADIATION THERAPY ASSOCIATES, P.A., a Florida Professional Association, premises to pay to the order of MILDRED SHERIDAN the principal sum of TWO HUNDRED THOUSAND ($200,000.00) DOLLARS, plus interest thereon at the prime rate, said principal and interest being payable in lawful money of the United States to Mildred Sheridan, in care of Howard M. Sheridan, M.D., at 842 Cal Cove Drive, Fort Myers, Florida 33919, or at such other place as the holder thereof my designate in writing.

         This is a Demand Note.

         If Holder of the note demands payment of the note, holder must notify Katin, Dosoretz, Radiation Therapy Associates, P.A. at 3680 Broadway, Fort Myers, Florida 33901, by certified mail, return receipt requested, that the entire remaining unpaid principal balance plus any accrued interest trust be paid in full within sixty (60) days from the date of the letter demanding full payment. Only interest payments will be required at the prime rate of interest which shall be paid on March 8, 1993 and on the 8th day of each month thereafter until a demand is made for the payment of the remaining unpaid principal balance and accrued interest. Interest shall be paid at the prime rate established by Nations Bank of Florida, N.A. in Tampa, Florida.

         1. Prime Rate: For purposes hereof, "Prime Rate" means the fluctuating rate of interest per annum established by Nations Bank of Florida, N.A. ("Bank") in Tampa, Florida as its prime lending rate in effect from time to time whether or not such rate shall be otherwise published. Such Prime Rate is established by Bank as an index or base rate.

         2. Interest: The outstanding loan principal balance shall bear interest at a variable rate per annum, equal to the Prime Rate. The interest rate hereunder shall be adjusted daily in accordance with fluctuations in the Prime Rate. Interest shall be computed on the basis of a daily amount of interest accruing on the daily outstanding principal balance during a 360 day year multiplied by the actual number of days the principal is outstanding during such applicable interest period.

         The maker may pay all or part of the principal balance outstanding plus accrued interest, before due, without payment of any penalty.

         Each maker and endorser severally waives demand, protest and notice of maturity, nonpayment or protest and all requirements necessary to hold each of them liable as makers and endorsers.

         Each maker and endorser further agrees, jointly and severally, to pay all costs of collection, including a reasonable attorneys fee in case the principal and interest of this note or any payment on the principal and interest thereon is not paid at the respective maturity thereof, or in case it becomes necessary to protect the security hereof, whether suit bo brought or not.

         If any installment of principal or interest is not made within 15 days from the date it is due, the entire remaining unpaid principal balance, plus accrued interest shall become immediately due and payable in full, at the option of the holder of the note. Holder of note has the right to accelerate the remaining unpaid principal balance and accrued interest.

         This note is governed by the Laws of the State of Florida.

         This note is binding on the heirs, personal representatives, assigns, transferees of the parties hereto.

Address of Maker:                              KATIN, DOSORETZ RADIATION
3680 Broadway                                  THERAPY, ASSOCIATES, P.A.
Fort Myers, FL 33901
                                               BY: /s/ Daniel E. Dosoretz
                                                   ---------------------------
                                               DANIEL E. DOSORETZ, M.D.
                                               Secretary and Chief Executive
                                               Officer